UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2008
MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	001-31744	41-0950791
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)
201 Mentor Drive
Santa Barbara, California 93111
(Address of Principal Executive Offices) (Zip Code)
(805) 879-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-10.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
     On December 1, 2008, Mentor Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Johnson & Johnson, a New Jersey corporation (“Johnson & Johnson”) and Maple Merger Sub, Inc., a Minnesota corporation and a wholly-owned subsidiary of Johnson & Johnson (“Merger Sub”).
     Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Johnson & Johnson (through Merger Sub) has agreed to commence a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of the common stock, par value $0.10 per share, of the Company (the “Shares”) at a per share purchase price of $31.00 (the “Offer Price”), for aggregate equity consideration of approximately $1.07 billion. The estimated net value of the transaction is $1.12 billion based on the Company’s 34.6 million fully diluted shares outstanding, plus estimated net debt at the time of closing. Following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”) and the Company shall be the surviving corporation in the Merger and shall continue its corporate existence under the Minnesota Business Corporations Act as a wholly-owned subsidiary of Johnson & Johnson. In connection with the Merger, the Shares, other than Shares held by the Company, Johnson & Johnson, Merger Sub or shareholders who have validly exercised their appraisal rights under the Minnesota Business Corporations Act, will be cancelled and will be automatically converted into the right to receive the Offer Price.
     The Company’s Board of Directors has approved the Merger Agreement and unanimously recommends that its shareholders accept the tender offer.
     The Merger Agreement provides for the commencement of the Offer as promptly as practicable (but in no event later than ten business days) after the date of the Merger Agreement, and the Offer will remain open for at least 20 business days. The obligation to accept for payment and pay for the Shares tendered in the Offer is subject to certain customary closing conditions, including the tender of a majority of the total number of outstanding Shares on a fully diluted basis and the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act.
     Pursuant to the Merger Agreement and subject to certain exceptions, the Company granted to Merger Sub an irrevocable option (the “Top-up Option”) to purchase, at a per Share price equal to the Offer Price, newly issued Shares in an amount up to the lowest number of Shares that, when added to the number of Shares owned by Johnson & Johnson and its subsidiaries at the time of exercise of the Top-Up Option, will constitute one Share more than 90% of the total Shares outstanding on a fully diluted basis.
     The Company has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the closing of the Merger, restrictions on solicitation of proposals with respect to alternative transactions, public disclosures and other matters. The Merger Agreement contains certain termination rights of Johnson & Johnson and the Company and provides that, upon the termination of the Merger Agreement under particular circumstances, the Company would be required to pay Johnson & Johnson a termination fee equal to $31 million.
     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
     The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Johnson & Johnson and the Company. The Merger Agreement contains representations and warranties that each of Johnson & Johnson and the Company made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.
     On December 1, 2008, the Company and Johnson & Johnson issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Retention Agreements
     On November 30, 2008, each of Joshua H. Levine, Joseph A. Newcomb and Edward Northup (each, an “Employee”) entered into a letter agreement (a “Retention Agreement”) with Johnson & Johnson and the Company to continue his employment with the Company following the closing of the Merger. Under each Retention Agreement, in exchange for the respective Employee limiting his right under his existing employment agreement to terminate his employment for Good Reason (as defined in the Retention Agreement) upon the closing of the Merger, he is entitled to the payment of a retention bonus in the form of a lump-sum amount equal to 36 months’ base salary in the case of Mr. Levine and 24 months’ base salary in the case of each of Mr. Newcomb and Mr. Northup, provided he remains an active, full-time employee of the Company or Johnson & Johnson or any of their respective subsidiaries for a period of 12 months following the closing of the Merger. Each Employee is entitled to severance payments only in the event he is terminated within 12 months after the closing of the Merger for reasons other than (i) by the Company for cause or (ii) by the Employee other than for Good Reason (as defined in the Retention Agreement).
     The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Retention Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 8.01 Other Events.
     The Company’s board of directors has approved the redemption of all outstanding 2-3/4% Convertible Subordinated Notes due 2024 (the “Company Convertible Notes”), issued pursuant to the Indenture, dated as of December 22, 2003 between the Company and U.S. Bank National Association, as Trustee (the “Indenture”). On December 2, 2008, a notice of redemption will be mailed to each holder of Company Convertible Notes specifying a redemption date of January 1, 2009. The Redemption Price is 100.25% of the principal amount of the notes plus all accrued and unpaid interest thereon.
     The Company Convertible Notes may be converted into Shares from the date the notice of redemption is mailed until the close of business on December 31, 2008, the business day immediately preceding the redemption date, at a conversion rate of 34.7108 per $1,000 principal amount of the Company Convertible Notes (equivalent to a conversion price of approximately $28.81 per Share). Holders who wish to convert Company Convertible Notes must surrender such notes for conversion no later than the close of business on December 31, 2008 and must satisfy certain other requirements as set forth in the Company Convertible Notes and the Indenture.
     As required under the Indenture, the Company will also issue a notice of put right to holders of Company Convertible Notes specifying a put date of January 1, 2009, which notice shall confirm the right of the holders of the Company Convertible Notes to require the Company to repurchase outstanding Company Convertible Notes on January 1, 2009 at a price of 100.25% of the outstanding principal amount of the notes plus all accrued and unpaid interest thereon.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 1, 2008, by and among Johnson & Johnson, Maple Merger Sub, Inc., and Mentor Corporation.

10.1	Form of Retention Agreement by and among Johnson & Johnson, Mentor Corporation and employee, dated as of November 30, 2008.

99.1	Press Release, issued by Johnson & Johnson and Mentor Corporation, dated December 1, 2008.

Additional Information about the Johnson & Johnson Tender Offer and Where to Find It.
The tender offer described herein has not commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Mentor Corporation. At the time the tender offer is commenced, a wholly owned subsidiary of Johnson & Johnson intends to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and Mentor intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Company and Johnson & Johnson’s wholly-owned subsidiary intend to mail documents to the shareholders of the Company. These documents will contain important information about the tender offer that should be read carefully before any decision is made with respect to the tender offer.
Shareholders of the Company will be able to obtain a free copy of these documents (when they become available) and other documents filed by the Company or Johnson & Johnson with the Securities and Exchange Commission (the “SEC”) at the website maintained by the SEC at www.sec.gov.
In addition, Company shareholders will be able to obtain a free copy of these documents (when they become available) by contacting Mentor Corporation at 201 Mentor Drive, Santa Barbara, California 93111, Attention: Investor Relations.
Cautionary statement regarding forward-looking statements
The above portion of this report contains certain brief forward-looking statements concerning the Company’s operations and performance. All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. The Company cautions that any forward-looking statements are summary in nature, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements.
A number of factors could cause actual results to differ from the forward-looking statements including, but not limited to, U.S. market acceptance and adoption of MemoryGel breast implants; patient follow-up in the FDA-mandated post-approval study for MemoryGel breast implants; the amount and timing of expenses to be incurred with respect to the MemoryGel breast implants post-approval study; the ability of the Company to move forward in a timely and cost-effective manner with the PMAs for its hyaluronic acid-based dermal fillers; the timing and outcome of the PMAs submitted to the FDA; results and expenses of clinical development programs; the timing and outcome of various clinical trials undertaken by the Company; the impact on revenue and expenses of delays in FDA approval and other governmental agencies for the approval and sale of any of the Company’s products; seasonal and economic factors (U.S. and internationally) which affect demand for aesthetic products and procedures; the ability of the Company to identify and implement other product opportunities in the global aesthetics marketplace; competitive pressures and other factors such as the introduction or regulatory approval of new products by competitors and pricing of competing products and the resulting effects on sales and pricing of the Company’s products; disruptions or other problems with sources of supply; significant product liability or other claims arising from the sales or uses of products; negative publicity concerning the safety of the Company’s products; difficulties with new product development, introduction and market acceptance; changes in the mix of the Company’s products sold; patent and intellectual property conflicts; product recalls; FDA or other governmental agency rejection of new or existing products; changes in Medicare, Medicaid or third-party reimbursement policies; changes in government regulation; use of hazardous or environmentally sensitive materials; and other events.
The reports filed by Mentor Corporation with the SEC, including its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 27, 2008 and September 26, 2008, and its Annual Report on Form 10-K for the fiscal year ended March 31, 2008, discuss important risk factors and additional information that could affect its business, results of operations and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason, and such forward-looking statements contained in the above portion of this report should not be relied upon as current after today’s date.
Contact:
Mentor Corporation
Michael O’Neill
Vice President and Chief Financial Officer
(800) 649-5226

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Corporation
Date: December 2, 2008	/s/ Michael O’Neill
Michael O’Neill
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of December 1, 2008, by and among Johnson & Johnson, Maple Merger Sub, Inc., and Mentor Corporation.

10.1	Form of Retention Agreement by and among Johnson & Johnson, Mentor Corporation and employee, dated as of November 30, 2008.

99.1	Press Release, issued by Johnson & Johnson and Mentor Corporation, dated December 1, 2008.